UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2006, Matrix Service Company announced that Matrix Service Inc., its wholly owned subsidiary, has executed an agreement with Plains Marketing, L.P., a subsidiary of Plains All American Pipeline, L.P. (NYSE: PAA) for the turnkey Phase VI expansion of Plains’ crude oil storage and terminalling facility in Cushing, OK, including the Engineering, Fabrication and Construction (EFC) of additional tanks.

Under the Phase VI expansion, Plains will construct approximately 3.4 million barrels of additional tankage. The Phase VI project will expand the total capacity of the facility to 10.8 million barrels and, including manifold modifications, is expected to cost approximately $48 million, for which Matrix Service Inc. will be the primary contractor. It is estimated that the new tankage will become operational during the fourth quarter of calendar 2007.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed or furnished herewith:

Exhibit No.	Description
99	Press Release dated September 19, 2006, announcing a definitive agreement to construct tankage at a terminal facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: September 22, 2006	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated September 19, 2006, announcing a definitive agreement to construct tankage at a terminal facility.